UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule Sec.240.14a-12

Rekor Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046

(410) 762-0800

July 31, 2023

Dear Stockholder,

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Rekor Systems, Inc. to be held at 1:00 p.m. (local time) on Thursday, September 14, 2023, at 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046 and virtually via a live video webcast at https://agm.issuerdirect.com/rekr The attached notice of Annual Meeting and proxy statement describe the matters to be presented at the Annual Meeting and provide information about us that you should consider when you vote your shares.

The principal business of the meeting will be (i) to elect as directors the nominees named in this proxy statement to serve until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified, (ii) to ratify the appointment of Marcum LLP as our independent public accountant for the fiscal year ending December 31, 2023, (iii) to advise us as to whether you approve the compensation of our named executive officers (Say-on-Pay), and (iv) to transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof. We also want to thank Dr. Richard Nathan for his distinguished service as a member of our board of directors since 2018. Dr. Nathan will be retiring from our board when his term concludes at the Annual Meeting.

We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, when you have finished reading the proxy statement, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting, whether or not you can attend.

Sincerely, /s/ Robert A. Berman Robert A. Berman Chairman of the Board

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY PROMPTLY.

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046

(410) 762-0800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, SEPTEMBER 14, 2023

To the Stockholders of Rekor Systems, Inc.:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Rekor Systems, Inc., a Delaware corporation (the “Company”), will be held at 1:00 p.m. (local time) on Thursday, September 14, 2023, or such later date or dates as such Annual Meeting date may be adjourned, at 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046 and virtually via a live video webcast at https://agm.issuerdirect.com/rekr, for the purpose of considering and taking action on the following proposals:

1.	Elect as directors the nominees named in the proxy statement.

2.	To ratify the appointment of Marcum LLP as our independent public accountant for the fiscal year ending December 31, 2023.

3.	To advise us as to whether you approve the compensation of our named executive officers (Say-on-Pay).

4.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

The foregoing business items are more fully described in the following pages, which are made part of this notice. The Board recommends that you vote as follows:

●	“FOR” for the election of the Board nominees as directors;

●	“FOR” ratification of the selection of Marcum LLP as our independent public accountant for our fiscal year ending December 31, 2023; and

●	“FOR” the compensation of our named executive officers as set forth in this proxy statement.

You may vote if you were the record owner of the Company’s common stock at the close of business on July 24, 2023. The Board of Directors of the Company has fixed the close of business on July 24, 2023, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

As of the Record Date there were 68,951,155 shares of common stock outstanding and entitled to vote at the Annual Meeting. Holders of the shares of common stock are entitled to one vote for each share of common stock held. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary of the Company at 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting in person or via live videocast or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

By Order of the Board of Directors of Rekor Systems, Inc.,

Sincerely,

By:	/s/ Robert A. Berman
Chairman of the Board

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT

Your vote is important. Please vote as promptly as possible even if you plan to attend the Annual Meeting in person or via live videocast.

For information on how to vote your shares, please see the instruction from your broker or other fiduciary, as applicable, as well as “General Information About the Annual Meeting” in the proxy statement accompanying this notice.

We encourage you to vote by completing, signing, and dating the proxy card, and returning it in the enclosed envelope, or by following the electronic voting instructions below.

If you have questions about voting your shares, please contact our Corporate Secretary at Rekor Systems, Inc., at 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046, telephone number (410) 762-0800.

If you decide to change your vote, you may revoke your proxy in the manner described in the attached proxy statement at any time before it is voted.

We urge you to review the accompanying materials carefully and to vote as promptly as possible. Note that we have enclosed with this notice a proxy statement/prospectus.

THE PROXY STATEMENT IS AVAILABLE AT: https://www.iproxydirect.com/REKR

VOTING IS AVAILABLE AT: https://www.iproxydirect.com/REKR

By Order of the Board of Directors,

Sincerely, /s/ Robert A. Berman Robert A. Berman Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON THURSDAY, SEPTEMBER 14, 2023 AT 1:00 P.M. EDT.

The Notice of Annual Meeting of Stockholders and our Proxy Statement are available at:

https://www.iproxydirect.com/REKR

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about Rekor Systems, Inc. that is not included in or delivered with this document. You may obtain this information without charge through the Securities and Exchange Commission (“SEC”) website (www.sec.gov) or upon your written or oral request by contacting the Corporate Secretary of Rekor Systems, Inc., 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046, telephone number (410) 762-0800.

To ensure timely delivery of these documents, any request should be made no later than August 31, 2023 to receive them before the annual meeting.

For additional details about where you can find information about Rekor Systems, Inc., please see the section entitled “Where You Can Find More Information” in this proxy statement.

Table of Contents

GENERAL INFORMATION ABOUT THE ANNUAL MEETING	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	7
EXECUTIVE OFFICERS	15
EXECUTIVE COMPENSATION	16
COMPENSATION OF REKOR DIRECTORS	21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE	23
PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF FRIEDMAN LLP AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023	24
PROPOSAL NO. 3 - ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
OTHER MATTERS
25

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046

(410) 762-0800

FOR REKOR SYSTEMS, INC.

GENERAL INFORMATION ABOUT THE

2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, SEPTEMBER 14, 2023

This proxy statement, along with the accompanying notice of the 2023 Annual Meeting of Stockholders, contains information about the 2023 Annual Meeting of Stockholders of Rekor Systems, Inc., including any adjournments or postponements thereof (referred to herein as the “Annual Meeting”). We are holding the Annual Meeting at 1:00 p.m. EDT on Thursday, September 14, 2023, in person at 6721 Columbia Gateway Drive, Columbia, Suite 400, MD 21046 and virtually via a live video webcast at https://agm.issuerdirect.com/rekr or such later date or dates as such Annual Meeting date may be adjourned. For directions to the meeting, please call (410) 762-0800.

In this proxy statement, we refer to Rekor Systems, Inc. as “Rekor,” the “Company,” “we,” “us” or “our.”

Why Did You Send Me This Proxy Statement?

The Board of Directors of the Company (referred to herein as the “Board of Directors” or the “Board”) is soliciting proxies, in the accompanying form, to be used at the Annual Meeting on Thursday, September 14, 2023 at 1:00 p.m. EDT and any adjournments thereof. This proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Thursday, September 14, 2023: The proxy statement and annual report to security holders are available at https://www.iproxydirect.com/REKR

The following documents will be mailed on or about August 4, 2023, to all stockholders entitled to notice of and to vote at the Annual Meeting:

1)	This proxy statement,
2)	The accompanying proxy card,
3)	Our 2022 Annual Report.

The 2022 Annual Report includes our financial statements for the fiscal year ended December 31, 2022 but is not a part of this proxy statement. You can also find a copy of our 2022 Annual Report on Form 10-K, and subsequent quarterly reports on Form 10-Q, on the Internet through the Securities and Exchange Commission’s electronic data system called EDGAR at www.sec.gov or through the “Investor Relations” section of our website at www.rekor.ai/investors

Who Can Vote?

Stockholders who owned common stock at the close of business on July 24, 2023 (the “Record Date”), are entitled to vote at the Annual Meeting. On the Record Date, there were 68,951,155 shares of common stock outstanding and entitled to vote.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. A stockholder may revoke a proxy before the proxy is voted by electronically delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the Annual Meeting virtually may revoke the proxy and vote at the Annual Meeting by contacting our transfer agent, Issuer Direct, using the instructions provided during the virtual Annual Meeting.

How Many Votes Do I Have?

Each share of common stock that you own entitles you to one vote.

Home

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or against each nominee for director, and how your shares should be voted with respect to each of the other proposals. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Issuer Direct Corporation, or you have stock certificates, you may vote:

●

By mail. If you have received this solicitation by mail, you may complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by the Board.

●

In person at the meeting. If you attend the meeting, you may electronically deliver your completed proxy card to the Secretary during the meeting, or you may vote by completing a ballot electronically by following the instructions provided during the virtual Annual Meeting or by contacting Issuer Direct using the instructions provided during the virtual Annual Meeting

●	Via the Internet at: https://www.iproxydirect.com/REKR

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

●	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

●	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

How Does The Board Recommend That I Vote On The Proposals?

The Board recommends that you vote as follows:

●	“FOR” for the election of the Board nominees as directors;

●	“FOR” ratification of the selection of Marcum LLP as our independent public accountant for our fiscal year ending December 31, 2023; and

●	“FOR” the compensation of our named executive officers as set forth in this proxy statement.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

●	signing a new proxy card and submitting it as instructed above;

●	if your shares are held in street name, re-voting by Internet or by telephone as instructed above – only your latest Internet or telephone vote will be counted;

●	if your shares are registered in your name, notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

●

attending the Annual Meeting virtually and voting during the meeting. Attending the Annual Meeting virtually will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” on the proxy card for each account to ensure that all of your shares are voted.

Will My Shares Be Voted If I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the Annual Meeting as described above under “How Do I Vote?” When your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter, or your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.” The New York Stock Exchange (“NYSE”) has rules that govern brokers who have record ownership of listed company stock (including stock such as ours that is listed on The Nasdaq Capital Market) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“routine matters”), but do not have the discretion to vote uninstructed shares as to certain other matters (“non-routine matters”). Under NYSE interpretations, Proposal 1 (election of directors) and Proposal 3 (advisory vote to approve executive compensation) are considered non-routine matters, and Proposal 2 (ratification of our independent public accountant) is considered routine matters. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority, even if it does not receive instructions from you, to vote your unvoted shares for Proposal 2 (ratification of our independent public accountant), but does not have authority to vote your unvoted shares for Proposals 1, and 3. We encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Directors	The nominees for directors who receive the affirmative vote of a majority of the votes present and entitled to vote in the election will be elected as directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included as affirmative votes in the vote tally for the election of directors. Brokerage firms are not entitled to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by such a beneficial owner will be treated as a broker non-vote and such broker non-votes will not be included in the number of votes present and entitled to vote.

Proposal 2: Ratification of the Appointment of Marcum LLP as our Independent Public Accountant for the Fiscal Year Ending December 31, 2023	The affirmative vote for this proposal of a majority of the shares of our common stock having voting power outstanding on the record date is required to ratify the appointment of the Company’s independent public accountant. Abstentions will be counted as votes against this proposal and will have the same effect as a negative vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will not be included in the number of votes present and entitled to vote. We are not required to obtain the approval of our stockholders to appoint the Company’s independent accountant. However, if our stockholders do not ratify the appointment of Marcum LLP as the Company’s independent public accountant for the fiscal year ending December 31, 2023, the Audit Committee of the Board may reconsider its appointment.

Proposal 3: Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	The advisory vote to approve the compensation of our executive officers will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal (Say-on-Pay). Abstentions will be counted as votes against this proposal and will have the same effect as a negative vote. Broker non-votes will not be counted as either votes cast for or against this proposal. While the results of this advisory vote are non-binding, the Compensation Committee of the Board and the Board values the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for executive officers.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Householding of Annual Disclosure Documents

The Securities and Exchange Commission (the “SEC”) previously adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or brokers holding our shares on your behalf to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if either we or the brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once stockholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until stockholders are otherwise notified or until they revoke their consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

Those stockholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our stockholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

●

stockholders whose shares are registered in their own name should contact our transfer agent, Issuer Direct Corporation, and inform them of their request by calling them at 919.744.2722 or writing them at 1 Glenwood Avenue, Suite 1001, Raleigh, NC 27603.

●

Stockholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request, stockholders should be sure to include their name, the name of their brokerage firm and their account number.

Who is paying for this proxy solicitation?

In addition to mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

At our annual meeting each year, our Board of Directors submits to stockholders its nominees for election as directors. In addition, the Board of Directors may submit other matters to the stockholders for action at the annual meeting.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholders may present proper proposals for inclusion in the Company’s proxy statement for consideration at the 2023 annual meeting of stockholders by submitting their proposals to the Company in a timely manner. These proposals must meet the stockholders eligibility and other requirements of the SEC. To be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing by April 2, 2024 to our Corporate Secretary, 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s named executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

	Shares Beneficially Owned
Name and address of beneficial owner (1)	Number of Shares beneficially owned		Percent of class (2)
Directors and Named Executive Officers
Robert A. Berman	3,265,323	(3)	4.7%
Richard Nathan(14)	1,680,271	(4)	2.4%
Paul de Bary	193,001	(5)	*
Glenn Goord	231,501	(6)	*
David Hanlon	135,501	(7)	*
Steven Croxton	113,001	(8)	*
Eyal Hen	118,638	(9)	*
David Desharnais	84,516	(10)	*
All directors and named executive officers as a group (11 persons)	5,821,752		8.4%
5% or Greater Shareholders
Robert A. Berman	3,265,323	(3)	4.7%
Arctis Global, LLC	8,007,591	(11)	11.6%
Goldman Sachs Group Inc	2,767,852	(12)	4.0%
BlackRock, Inc.	2,264,368	(13)	3.3%

* Less than 1%

(1)

Unless otherwise indicated, the address of those listed is c/o Rekor Systems, Inc., 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046. Unless otherwise indicated, all shares are owned directly by the beneficial owner

(2)	Based on 68,951,155 shares of our common stock issued and outstanding as of the June 30, 2023.
(3)

Mr. Berman may be deemed to be the beneficial owner of 4,265,323 shares of Rekor Systems, Inc. common stock, or 6.5% of the class of securities. Consists of options to purchase 100,000 shares of our common stock exercisable within 60 days of June 30, 2023, warrants to purchase up to 1,000,000 shares of common stock that are exercisable within 60 days of June 30, 2023, 1,000,219 shares of our common stock, and, as the general partner and manager of Avon Road Partners, L.P., he may be deemed to share with Avon Road (and not with any third-party) the power to vote or direct the vote of and to dispose or direct the disposition of the 1,165,104 shares of Rekor Systems, Inc. common stock beneficially owned by Avon Road based on the Schedule 13D/A Amendment No. 8 filed with the SEC by Avon Road and Mr. Berman on June 16, 2023.

(4)	Consists of 1,680,271 shares of our common stock and an Unit Warrant to purchase 4,849 shares of our common stock exercisable within 60 days of June 30, 2023.
(5)	Consists of options to purchase 108,499 shares of our common stock exercisable within 60 days of June 30, 2023, and 84,502 shares of our common stock.
(6)	Consists of options to purchase 70,999 shares of our common stock exercisable within 60 days of June 30, 2023, and 160,502 shares of our common stock.
(7)	Consists of options to purchase 70,999 shares of our common stock exercisable within 60 days of June 30, 2023, and 64,502 shares of our common stock.
(8)	Consists of options to purchase 48,499 shares of our common stock exercisable within 60 days of June 30, 2023, and 64,502 shares of our common stock.
(9)	Consists of options to purchase 50,000 shares of our common stock exercisable within 60 days of June 30, 2022, and 73,259 shares of our common stock.
(10)	Consists of 84,516 shares of our common stock.
(11)

Based on the Schedule 13G/A Amendment No.1 filed with the Securities and Exchange Commission on February 14, 2023, reporting beneficial ownership of 6,089,591 shares of Rekor Systems, Inc. common stock, reporting beneficial ownership of 10.51%. In addition the shares filed with Schedule 13 G/A Amendment No.1, as part of the Securities Purchase Agreement this beneficial owner received warrants to purchase up to 3,250,000 shares of common stock that are exercisable within 60 days of March 24, 2023 and on June 23, 2023 this beneficial owner filed a Form 4 in which it acquired an additional 1,918,000 shares of common stock. The address of the reporting person is 07 Calle Del Parque, 7th Floor, San Juan, Puerto Rico, 00912-3242.

(12)

Based on the Schedule 13G/A Amendment 1 filed with the Securities and Exchange Commission on February 8, 2023, reporting indirect ownership of 2,767,852 shares of Rekor Systems, Inc. common stock, representing a beneficial ownership of 5.1%. The address of the reporting person is 200 West Street, New York, New York 10282.

(13)

Based on the Schedule 13G filed with the Securities and Exchange Commission on May 9, 2022, reporting indirect ownership of 2,236,436 shares of Rekor Systems, Inc. common stock, representing a beneficial ownership of 5.0%. The address of the reporting person is 55 East 52nd Street New York, NY 10055.

(14)	Dr. Nathan will retire from the Board when his term expires at the Annual Meeting.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Our Board currently consists of six members. Dr. Nathan, who joined the Board in 2016, will retire from the Board when his term expires at the Annual Meeting. The Corporate Governance Committee and Board have unanimously approved the recommended slate of seven directors.

The following table shows the Company’s nominees for election to the Board. Each nominee, if elected, will serve until the next Annual Meeting of Stockholders and until a successor is named and qualified, or until his earlier resignation or removal. All nominees are members of the current Board of Directors. We have no reason to believe that any of the nominees is unable or will decline to serve as a director if elected. Unless otherwise indicated by the stockholder, the accompanying proxy will be voted for the election of the seven persons named under the heading “Nominees for Directors.” Although the Company knows of no reason why any nominee could not serve as a director, if any nominee shall be unable to serve, the accompanying proxy will be voted for a substitute nominee.

Nominees for Director

Name of Nominee	Age	Position	Director Since

Robert A. Berman	63	Chief Executive Officer, and Executive Chairman of the Board	2016
Paul A. de Bary	76	Lead Director	2017
Glenn Goord	71	Director	2016
David Hanlon	77	Director	2018
Steven D. Croxton	61	Director	2019
Sanjay Emani Sarma	55	Director	-
Tim Davenport	47	Director	-

The Nominations Committee and the Board seek, and the Board is comprised of, individuals whose characteristics, skills, expertise, and experience complement those of other Board members and represent diverse perspectives. We have set out below biographical and professional information about each of the nominees, along with a brief discussion of the experience, qualifications, and skills that the Board considered important in concluding that the individual should serve as a current director and as a nominee for re-election as a member of our Board. On January 18, 2023, we entered into a Securities Purchase Agreement with Arctis Global Master Fund Limited, an affiliate of Arctis Global, LLC (“Arctis”), pursuant to which we agreed include a director designated by Arctis as part of the Company’s slate of nominees for election to the Board at the 2023 Annual Meeting of Stockholders.  Mr. Davenport has been designed by Arctis for nomination for election to the Board.

Nominees Biographies

Robert A. Berman, Chief Executive Officer and Director

Robert Berman has served as our Chief Executive Officer and a member of our Board of Directors since March 2016 and was appointed Executive Chairman of the Board of Directors in connection with the retirement of Mr. James McCarthy from the Board on July 23, 2020. Since January 2000, Mr. Berman has served as the General Partner of Avon Road Partners, L.P., a limited partnership investing in real estate and the broadcast media industry. From 2006 through March 2015, Mr. Berman held the office of Chairman and Chief Executive Officer at Cinium Financial Services Corporation, a privately-held specialty finance company, and its predecessor, Upper Hudson Holdings, LLC. Prior to Cinium, Mr. Berman was Chief Executive Officer of Empire Resorts, Inc., a NASDAQ-listed gaming company, from 2002-2005.

Director Qualifications

Mr. Berman has extensive experience in the private equity and public company markets. We believe his strong understanding of the financial markets and the M&A process, and his previous senior executive roles with public companies make him a qualified member of our Board of Directors and to serve as our Chief Executive Officer and Executive Chairman.

Glenn Goord, Director

Glenn Goord has served on our Board of Directors since March 2016. From 1996 until his retirement in 2006, Mr. Goord served as Commissioner of the New York State Department of Correctional Services (“NYSDCS”), where he oversaw the state prison system. Mr. Goord received the Carl Robison Award, the highest honor bestowed by the Middle Atlantic States Correctional Association, in 1997. In 1998 he received the Charles Evans Hughes Award for public service from the Albany based Capital Area Chapter for the American Society for Public Administration (ASPA). In 2002, ASPA awarded Mr. Goord its highest honor, the Governor Alfred E. Smith Award, for his direction of the NYSDCA’s efforts to aid New York City following the September 11, 2001 terrorist attack. Mr. Goord holds a BA in Psychology from Fairleigh Dickinson University.

Director Qualifications

Mr. Goord has a strong background in government operations and procurement. His insights into how government operates is a key skill for board decision making on Rekor strategy in certain industry segments. We believe his management and operational experience makes him a qualified member of our Board of Directors and the committees on which he participates.

Paul A. de Bary, Lead Director

Paul A. de Bary has served on our Board of Directors since January 2017 and as Lead Director since November 2017. As an attorney, financial advisor and investment banker, Mr. de Bary has had extensive experience with financial markets, governmental operations and private businesses. From 1996 to 2015, he was a managing director at Marquette de Bary Co., Inc., a New York based broker-dealer, where he served as a financial advisor for state and local government agencies, public and private corporations and non-profit organizations, as well as general counsel. He previously served as a director of Empire Resorts, Inc. (Nasdaq: NYNY) from 1996 to 2010, where he served as chairman of its audit committee as well as, at various times throughout his tenure as a director, a member of the governance and compensation committees and various special committees. Mr. de Bary has also served as Chairman of the Board of Ethics of the Town of Greenwich, Connecticut since 2008. Mr. de Bary is a member of the American Bar Association, the New York State Bar Association and the Association of the Bar of the City of New York. Mr. de Bary holds a JD, an MBA and an A.B. from Columbia University.

Director Qualifications

Mr. de Bary has a diverse background that includes experience as a lawyer, investment banker, corporate officer and member of several boards of directors, including those of public companies. We believe these experiences, combined with his skills and knowledge related to public market decision-making and audit committee roles and responsibilities, makes him qualified member of our Board of Directors and the committees on which he participates.

David P. Hanlon,

David Hanlon has served on our Board of Directors since November 2018. Mr. Hanlon is a founding principal of Executive Hospitality Partners, a strategic and asset management firm. Since 2008, he has served as Chief Executive Officer of Hanlon Investments which provides project development consulting services to casinos, hotels and resorts. Mr. Hanlon has served as a member of Cornell University’s Industry Advisory Board, as well as on the Board of Directors of the Cornell Football Association and was elected to be a lifetime member of the Cornell University Administrative Advisory Board. He was also an advisor to the Wharton Entrepreneurial Program. Mr. Hanlon holds a B.S. in Hotel Administration from Cornell, an MBA in Finance and an M.S. in Accounting from the Wharton School at the University of Pennsylvania and graduated from the Advanced Management Program at the Harvard Business School.

Director Qualifications

Mr. Hanlon has extensive leadership and executive management experience and experience serving on public company boards of directors. We believe his skills and experience make him a qualified member of our Board of Directors and the committees on which he participates.

Steven D. Croxton, Director

Mr. Croxton is Managing Director of Rice, Voelker, LLC and has more than 30 years’ experience in investment and commercial banking. During his career, Mr. Croxton has been involved in financing and advisory transactions totaling more than $35 billion for a variety of public and private corporations. He has previously served on the Board of Directors of Peninsula Gaming, LLC, and has held leadership roles with responsibilities related to investment, corporate, and international banking. Mr. Croxton earned a B.S. in Finance from Louisiana State University, and a Master of International Management from the American Graduate School of International Management (now Thunderbird School of Global Management), and holds FINRA Series 7, 24, 63, and 79 licenses.

Director Qualifications

Mr. Croxton has in-depth knowledge of the capital markets, as well as extensive background in financing and advisory of public corporations. We believe his skills and experiences make him a qualified member of our Board of Directors and the committees on which he participates.

Unless authority to vote for the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election of such nominees as directors. In the event that any of the nominees shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend in such nominee’s place. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve.

Sanjay Sarma, Director

Dr. Sarma is a Professor of Mechanical Engineering at Massachusetts Institute of Technology (MIT). Since March 1, 2023, he has served as CEO and President of the Asia School of Business in Kuala Lumpur, Malaysia, while he has continued as a professor at MIT on leave. Until June 2022, he served as Vice President for Open Learning at MIT. He co-founded the Auto-ID Center at MIT and developed many of the key technologies behind the EPC suite of RFID standards now used worldwide. He was also the founder and CTO of OATSystems, which was acquired by Checkpoint Systems (NYSE: CKP) in 2008. He serves on the boards of CleanLab.ai and GS1US, and on the board of Aclara Resources (TSX: ARA), a public company. Dr. Sarma received his Bachelors degree from the Indian Institute of Technology, his Masters from Carnegie Mellon University and his PhD from the University of California at Berkeley. Dr. Sarma has authored over 100 academic papers in computational geometry, sensing, RFID, automation and CAD, and is the recipient of numerous awards for teaching and research including the MacVicar Fellowship, the Business Week eBiz Award and Informationweek's Innovators and Influencers Award.

Director Qualifications

Mr. Samara brings significant technical expertise to our Board, as well as extensive prior experience as a founder and leader of technology companies and as a public company director. We believe his skills and experiences make him a qualified member of our Board of Directors.

Tim Davenport, Director

Mr. Davenport is Chief Operating Officer and Partner of Arctis Global, LLC and has more than 20 years of experience working in investment banking and the hedge fund industry.  Prior to beginning his role at Arctis Global in January 2020, Mr. Davenport served as Chief Financial Officer of Winton Capital Management, and served in senior operating and accounting roles with Marshall Wace Asset Management, Brevan Howard Asset Management, Credit Suisse First Boston and BDO LLP over the prior decades.  Mr. Davenport has served on several executive committees and as a director of two private companies in the United Kingdom. Mr. Davenport earned his B.Eng in mechanical engineering with honors from Birmingham University in England and is a qualified chartered accountant in England and Wales.

Director Qualifications

Mr. Davenport has in-depth knowledge of accounting matters, corporate compliance and securities regulation, as well as an extensive background in financing and advisory of public corporations in the technology industry. Mr. Davenport also brings a global perspective to our Board. We believe his skills and experiences make him a qualified member of our Board of Directors.

Family Relationships

There are no family relationships among our executive officers and directors.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

●

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●

subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;

●

the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and- desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●

the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Vote Required

The nominees for director who receive the affirmative votes of a majority of the votes present and entitled to vote will be elected as director. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominee directors or WITHHOLD your vote from any one or more of the nominees directors. Votes that are withheld will not be included as affirmative votes in the vote tally for the election of directors. Brokerage firms are not entitled to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by such a beneficial owner will be treated as a broker non-vote and such broker non - votes not be included in the number of votes present and entitled to vote.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Information about the Board of Directors and Committees

Corporate Governance

Independence of Directors

Our Board is currently comprised of six members, five of whom are independent directors. Mr. Berman is not an independent director.

The Board, upon recommendation of the Governance Committee, unanimously determined that each of our five non-employee directors is “independent,” as such term is defined in the Nasdaq Stock Market Rules (“Stock Market Rules”). Should Messers. Sarma and Davenport be elected by the stockholders to serve on the Board, the Board, upon recommendation of the Nomination Committee, has unanimously determined that they will each be “independent” as such term is defined in the Stock Market Rules.

The definition of “independent director” included in the Stock Market Rules includes a series of objective tests, such as that the director is not an employee of the Company, has not engaged in various types of specified business dealings with the Company, and does not have an affiliation with an organization that has had specified business dealings with the Company. Consistent with the Company’s Corporate Governance Principles, the Board’s determination of independence is made in accordance with the Stock Market Rules, as the Board has not adopted supplemental independence standards. As required by the Stock Market Rules, the Board also has made a subjective determination with respect to each director that such director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), even if the director otherwise satisfies the objective independence tests included in the definition of an “independent director” included in the Stock Market Rules.

In determining that each individual who served as a member of the Board is independent, the Board considered that, in the ordinary course of business, transactions may occur between the Company and entities with which some of our directors are affiliated. The Board unanimously determined that the relationships discussed below in the section entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE” were not material to a determination with respect to the independence of our independent directors. No unusual discounts or terms were extended.

Board Leadership Structure

Our Board of Directors is currently led by its Executive Chairman, Robert Berman. Our Board of Directors recognizes that it is important to determine an optimal Board leadership structure to ensure the independent oversight of management as the Company continues to grow. We have previously separated the roles of Chief Executive Officer and Chairman of the Board, but in connection with the current strategic direction of the Company and its focus, we believe at the present time that Mr. Berman is in the best position to serve as both Executive Chairman of the Board of Directors and Chief Executive Officer, and that combining these two roles at this time is in the best interests of the Company and its stockholders. The Company may revisit this decision in the future as circumstances warrant.

Our organizational guidelines provide for a Lead Director to be elected whenever the Chair of the Board of Directors is not an independent director. The responsibilities of the Lead Director are to: 1) preside at meetings of our stockholders and Board of Directors if the Chair is absent; 2) call meetings and executive sessions of the independent directors of the Board; 3) establish the agenda and preside at all executive sessions and other meetings of the independent directors of the Board and communicate the results of meetings of the independent directors to the Chair and other members of management, as appropriate; 4) communicate with the independent directors of the Board between meetings as necessary or appropriate, serve as a liaison between the Chair and the independent directors and communicate independent director consensus on important issues to the Chair; 5) approve Board meeting agendas and schedules for regular meetings of the Board of Directors to assure there is sufficient time for discussion of all agenda items and approve meeting materials and other information to be sent to the Board in advance of regular meetings; 6) evaluate the quality and timeliness of information sent to the Board by the Chief Executive Officer and other members of management; 7) oversee the evaluation of the Chief Executive Officer and assist the Board Chair on matters of Board succession planning and crisis management; 8) assist the Chair of the Nominations Committee with individual director evaluations; and 9) be available for consultation and direct communication at the request of major stockholders. Mr. de Bary currently serves as Lead Director.

Director Attendance at Board, Committee, and Other Meetings

Directors are expected to attend Board meetings and meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. The Board does not have a policy on director attendance at the Company’s annual meeting.

The non-management directors (who also constitute all of the independent directors) meet in executive sessions in connection with regularly scheduled Board meetings and at such other times as the non-management directors deem appropriate. These sessions are led by the Lead Director.

In 2022, the Board held four regular and five special meetings, the non-management directors held one meeting and no special executive sessions, the Audit Committee held four regular and four special meetings, the Compensation Committee held three regular and no special meetings, The Nomination Committee held three regular and no special meetings, and the Governance Committee held four regular and four special meetings. Each director attended 100% of the regular and special meetings of the Board and of the committees on which he or she served that were held during his or her term of office. Each of the non-management (and independent) directors attended 100% of the regular and special executive sessions that were held during his or her term of office.

Board Role in Risk Oversight

Our Board of Directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The Audit Committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Governance Committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. The Nominations Committee has responsibility for the recruitment, evaluation training and assignment of Directors and developing performance criteria and succession planning for the Chief Executive Officer. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board as a whole.

Committees of the Board

Our Board has four standing committees: Audit, Compensation, Governance and Nominations. Each of the committees is solely comprised of and chaired by independent directors, each of whom the Board has affirmatively determined is independent pursuant to the Stock Market Rules. Each of the committees operates pursuant to its charter. The committee Charters are reviewed annually by the Governance Committee. If appropriate, and in consultation with the chairs of the other committees, the Corporate Governance Committee proposes revisions to the charters. The responsibilities of each committee are described in more detail below. The charters for the four committees are available on the Company’s website at www.rekor.ai by following the link to “Investors” and then to “Corporate Governance.”

		Compensation	Governance	Nominations
Name	Audit Committee	Committee	Committee	Committee
Paul A. de Bary - (Independent)	Chair	-	Member	-
Richard Nathan - (Independent)(1)	-	Member	Chair	Member
Glenn Goord- (Independent)	-	Chair	Member	Member
David Hanlon - (Independent)	Member	-	-	Chair
Steven D. Croxton - (Independent)	Member	-	-	-

(1) Dr. Nathan is not standing for reelection at the Annual Meeting.

Audit Committee

We have an Audit Committee comprised of directors who are “independent” within the meaning of Nasdaq Rule 5605(b)(1). The Audit Committee assists our Board in overseeing the financial reporting process and maintaining the integrity of our financial statements, and of our financial reporting processes and systems of internal audit controls, and our compliance with legal and regulatory requirements. The Audit Committee is responsible for reviewing the qualifications, independence and performance of our independent registered public accounting firm and reviews our internal controls, financial management practices and investment functions and compliance with financial legal and regulatory requirements. The Audit Committee is also responsible for performing risk and risk management assessments as well as preparing any report of the Audit Committee that may be required by the proxy rules of the SEC to be included in the Corporation’s annual proxy statement. Our Board has identified and appointed Paul de Bary as its “audit committee financial expert,” as defined by the SEC in Item 407 of Regulation S-K. Mr. de Bary serves as the Chair of the Audit Committee, and is joined on the committee by Mr. Croxton, and Mr. Hanlon.

Compensation Committee

We have a Compensation Committee comprised of members who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). They are also “independent” directors within the meaning of NASDAQ Rule 5605(b)(1). The Compensation Committee is responsible for overseeing the establishment and maintenance of our overall compensation and incentive programs to discharge the Board’s responsibilities relating to compensation of our executive officers and directors, including establishing criteria for evaluating performance and setting appropriate levels of compensation, and to produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement in accordance with the rules and regulations of the SEC. The Compensation Committee advises and makes recommendations to our Board on all matters concerning director compensation. Mr. Goord serves as Chair of the Compensation Committee and is joined by Mr. Nathan.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has been, during 2022, an officer or employee of Rekor or any of its subsidiaries or predecessor companies, or was formerly an officer of Rekor or any of its subsidiaries or predecessor companies or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. No interlocking relationship as described in Item 407(e)(4) of Regulation S-K exists between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or Compensation Committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.

Governance Committee

Our Board has a Governance Committee that (1) reviews and recommends improvements to our governance guidelines and corporate policies; (2) monitors compliance with our Code of Conduct; (3) evaluates and makes recommendations concerning changes in the charters of the various Committees of the Board of Directors, and (4) such other matters as may be required to ensure compliance with applicable federal and state laws or the requirements of any exchange on which the Company maintains a listing for its securities. The committee is required to be comprised of entirely “independent” directors within the meaning of NASDAQ Rule 5605(b)(1).

Mr. Nathan currently serves as the Chair of the Governance Committee and is joined on the committee by Mr. Goord and Mr. de Bary.

Nominations Committee

Our Nominations Committee works to ensure proper performance of people and practices of the Company by (1) recommending new members of the Board; (2) training new members of the Board; (3) reviewing the performance of the Board and its various committees and making recommendations intended to improve that performance, (4) evaluating and making recommendations to the Governance Committee as to changes in the charters of the various committees of the Board, (5) evaluating the performance of the Chief Executive Officer, (6) overseeing the development and implementation of succession planning for senior management positions; and (7) identifying and recommending candidates for membership of the Board committees. Mr. Hanlon currently serves as the Chair of the Nominations Committee and is joined on the committee by Mr. Goord and Mr. Nathan.

We seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Nominations Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each committee, taking into account both existing directors and all nominees for election as directors, as well as diversity considerations and the membership criteria applied by the Nominations Committee. The Nominations Committee and the Board, which do not have a formal diversity policy, consider diversity in a broad sense when evaluating board composition and nominations; and they seek to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Nominations Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.

The Nominations Committee will consider director candidates recommended by stockholders, and its process for considering such recommendations is no different than its process for screening and evaluating candidates suggested by directors, management of the Company, or third parties.

Corporate Governance Matters

We are committed to maintaining strong corporate governance practices that benefit the long-term interests of our stockholders by providing for effective oversight and management of the Company. Our governance policies, including our Code of Conduct and Committee Charters can be found on our website at www.rekor.ai by following the link to “Investors” and then to “Corporate Governance.”

The Governance Committee regularly reviews our Code of Conduct and Committee Charters to ensure that they take into account developments at the Company, changes in regulations and listing requirements, and the continuing evolution of best practices in the area of corporate governance.

The Board conducts an annual self-evaluation in order to assess whether the directors, the committees, and the Board are functioning effectively.

Code of Conduct

We have adopted a Code of Conduct, which serves as our Code of Ethics, which applies to all of our employees, including our executive officers. Our Code of Conduct is available on our website at www.rekor.ai. If we amend or grant a waiver of one or more of the provisions of our Code of Conduct, we intend to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct that apply to our Principal Executive and Principal Financial Officer by posting the required information on our website at the above address. Our website is not part of this Proxy Statement.

Communications with the Board of Directors

Stockholders and other parties may communicate directly with the Board of Directors or the relevant board member by addressing communications to:

Rekor Systems, Inc.

c/o Corporate Secretary

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046

All stockholder correspondence will be compiled by our corporate secretary. Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as:

●	junk mail and mass mailings;

●	resumes and other forms of job inquiries;

●	surveys; and

●	solicitations and advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and stockholders who own more than 10% of the Company’s stock to file forms with the SEC to report their ownership of the Company’s stock and any changes in ownership. The Company assists its directors and executives by identifying reportable transactions of which it is aware and preparing and filing the forms on their behalf. All persons required to file forms with the SEC must also send copies of the forms to the Company. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filings during the past fiscal year were filed on a timely basis, with the exception of one Form 4 that was filed late by Mr. Berman on January 24, 2023 for a transaction that occurred on January 18, 2023, and that all directors, executive officers and 10% beneficial owners have otherwise fully complied with such requirements during the past fiscal year.

EXECUTIVE OFFICERS

The following persons are our executive officers and hold the offices set forth opposite their names.

Name	Age	Position
Executive Officer
Robert A. Berman	63	Chief Executive Officer and Executive Chairman of the Board
David Desharnais	51	President and Chief Operations Officer
Eyal Hen	50	Chief Financial Officer

Robert A. Berman, Chief Executive Officer and Executive Chairman of the Board

The biography for Robert A. Berman is set forth above in the section entitled “Nominees Biographies - Robert A. Berman, Chief Executive Officer and Director.”

David Desharnais, President and Chief Operations Officer

On January 3, 2022, David Desharnais was appointed President. Mr. Desharnais has over two decades of experience leading growth strategies for technology driven businesses from start-ups to multinational corporations and across multiple industries. Mr. Desharnais most recently served as Executive Vice President, Chief Digital Product Officer and as a member of the board of directors for IDEMIA, where he was responsible for global strategy and teams across product management, engineering and application development, customer delivery and integration, cybersecurity, data and analytics, strategic alliances and digital labs. Prior to IDEMIA, Mr. Desharnais was an executive at Amazon, where he served as the General Manager of Worldwide Industries for Amazon Web Services (AWS). Prior to Amazon, Mr. Desharnais was an executive at American Express, where he served as Senior Vice President and General Manager for Digital and Commercial Platforms and Global Commercial Payments. Mr. Desharnais graduated summa cum laude with a Bachelor of Science in electrical engineering technology from University of Calgary, and received a Master of Business Administration in strategy, finance, and marketing from the University of Washington, Michael G. Foster School of Business.

Eyal Hen, Chief Financial Officer

Mr. Hen has served as our Chief Financial Officer since May of 2019. He has more than 18 years’ experience as a global finance and business management executive in corporate environments, most recently with VAYA Pharma Inc. and Ormat Technologies, Inc. (NYSE: ORA). His expertise working as a finance executive in the public markets, where he oversaw financial reporting, compliance initiatives, investor communications, and financing, is instrumental as the Company continues its growth. Mr. Hen holds a BA in Economics and Accounting from Ben Gurion University (Israel) and an MBA from the University of Phoenix.

EXECUTIVE COMPENSATION

The following table sets forth information about the annual paid compensation of our Principal Executive Officer, Mr. Berman and our two most highly compensated executive officers other than the Principal Executive Officer, Messrs. Hen and Desharnais, who were serving as executive officers as of December 31, 2022. The information in this table for the Company’s most recently completed fiscal year is based on the information available to the Company as of the date of the Company’s Annual Report on Form 10-K for the year ended 2022.

Name/Capacities in which compensation was received	Year	Base Salary		Bonus		Equity incentive awards		All other compensation (3)	Total
Robert Berman	2022	$695,000	(1)	$-		$-		$15,086	$710,086
Chief Executive Officer	2021	645,000		-		1,000,004	(2)	24,877	1,669,881
Eyal Hen	2022	445,000	(4)	-		142,800	(5)	7,197	594,997
Chief Financial Officer	2021	405,000		-		187,900	(6)	7,868	600,768
David Desharnais	2022	728,750	(7)	200,000	(8)	2,118,750	(9)	10,675	3,058,175
President and Chief Operating Officer	2021	-		-		-		-	-

(1) In 2021, we increased Mr. Berman’s base salary from $495,000 to $695,000 per year effective April 1, 2021.

(2) Amount represents the fair value of the issuance of 53,220 restricted stock units to Mr. Berman on March 17, 2021.

(3) Amount represents 401(k) matching and health insurance contributions.

(4) In 2021, we increased Mr. Hen’s base salary from $375,000 to $405,000 per year effective January 3, 2021. Additionally, in 2021, we increased Mr. Hen's base salary from $405,000 to $445,000 per year effective December 20, 2021.

(5) Amount represents the fair value of the issuance of 40,000 restricted stock units to Mr. Hen on March 15, 2022.

(6) Amount represents the fair value of the issuance of 10,000 restricted stock units to Mr. Hen on March 17, 2021.

(7) Mr. Desharnais has severed as the Company's President since January 17, 2022, and Chief Operating Officer since September 30, 2022.

(8) Amount represents a performance bonus that was guaranteed to Mr. Desharnais as part of his employment agreement date December 10, 2021.

(9) Amount represents the fair value of the issuance of 375,000 restricted stock units to Mr. Desharnais on January 17, 2022.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to unexercised stock options, stock that has not vested, and equity incentive plan awards held by our named executive officers at December 31, 2022.

		Option Awards (3)					Restricted Stock Awards(3)
		Number of	Number of
		Securities	Securities						Market Value
		Underlying	Underlying				Number of		of Shares of
		Unexercised	Unexercised			Option	Shares that		Stock that
		Option -	Options -		Option	Expiration	Have Not		Have not
Name	Grant Date	Exercisable	Unexercisable		Exercise Price	Date	Vested		Vested (2)
Robert Berman	5/8/2019	50,000	-	(1)	1.00	5/8/2029	-		-
Chief Executive
Officer	5/8/2019	50,000	-	(1)	1.50	5/8/2029	-		-
	03/15/2022						40,000	(1)	48,000
Eyal Hen	3/17/2021						6,667	(1)	8,000
Chief Financial
Officer	2/21/2020						16,667	(1)	19,999
	5/15/2019	50,000	-	(1)	0.78	5/15/2029	-		-
David Desharnais
President & Chief Operating
Officer	01/17/2022						375,000	(1)	450,000

(1) The options and awards vest in equal annual installments over three years.

(2) Represents the market value of the restricted stock award or restricted stock unit based on the closing price of our common stock of $1.20 per share on December 30, 2022.

(3) All of the options and restricted stock unit awards listed in the table were granted under our 2017 Equity Award Plan.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is a current or former officer or employee of Rekor or its subsidiaries. No executive officer of Rekor served as a director or member of the Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Employment Agreements

We have entered into employment agreements with our executives in connection with the commencement of their employment with us.

Berman Employment Agreement

The Employment Agreement entered into May 15, 2019, with Robert Berman (“Berman Employment Agreement”) provides that Mr. Berman serves as our Chief Executive Officer. The agreement has a term of five years with automatically renewing one-year terms thereafter. This agreement supersedes Mr. Berman’s previous employment agreement which otherwise would have expired by its terms on March 31, 2022. Mr. Berman’s minimum base salary is $695,000 per annum, and he is eligible for a bonus as determined by our Compensation Committee. Mr. Berman is also eligible to receive all such other benefits as are provided to other management employees.

In the event of a “Change of Control”, as defined in the Berman Employment Agreement, whether during the initial term or thereafter, we shall have the right to terminate the Berman Employment Agreement. Mr. Berman is eligible to receive two times his base salary then in effect if his employment with the Company is terminated within 120 days of a change in control (as such is defined in the Berman Employment Agreement).

Hen Employment Agreement

The Employment Agreement with Eyal Hen (the “Hen Employment Agreement”) provides that Mr. Hen serves as our Chief Financial Officer. Mr. Hen's Employment Agreement had an initial three year term beginning on May 15, 2019, and has been subject to automatic annual extension since the initial term ended. His minimum base salary is $445,000 per annum and he is eligible for a bonus as determined by the Board of Directors of the Company (the “Board”) in its sole discretion. Mr. Hen is also eligible to receive all such other benefits as are provided to other management employees.

Mr. Hen is eligible to receive two times his base salary then in effect if his employment with the Company is terminated within 120 days of a change of control (as such term is defined in the Hen Employment Agreement).

Desharnais Employment Agreement

The Desharnais Employment Agreement provides for an initial three-year term beginning in January 2022, subject to automatic extension. Mr. Desharnais is eligible to receive annual performance bonuses as determined by the Company’s Chief Executive Officer and Board of Directors based on performance metrics mutually determined by the Company and the Mr. Desharnais, subject to the following terms: (i) for calendar year 2022, an amount up to $700,000, of which $200,000 was guaranteed, and (ii) for calendar year 2023 and thereafter, the Company and Mr. Desharnais will mutually agree, on or before January 30th of the particular bonus measurement year, to metrics and goals that will apply to that bonus measurement year, and Mr. Desharnais is eligible for performance bonuses of up to $700,000.00 per year. In addition to performance bonuses, Mr. Desharnais was paid a one-time signing bonus of $139,468.

Mr. Desharnais is eligible to receive two times his base salary then in effect if his employment with the Company is terminated within 120 days of a change of control (as such term is defined in the Desharnais Employment Agreement). Mr. Desharnais is eligible for benefits available to management employees generally.

In connection with his employment, on January 17, 2022, Mr. Desharnais was granted 375,000 restricted stock units pursuant to the Company’s 2017 Equity Award Plan, which vest in three equal annual installments on the first (January 17, 2023), second (January 17, 2024), and third (January 17, 2025) anniversaries of the grant date.

Bonus Eligibility

Bonuses for our executive officers may be conditioned on the achievement of objective goals, which may not be waived after being set, based on one or more of the following performance measures: earnings; operating profits (including measures of earnings before interest, taxes, depreciation and amortization); free cash flow or adjusted free cash flow; cash from operating activities; revenues; net income (before or after tax); financial return ratios; market performance; stockholder return and/or value; net profits; earnings per share; profit returns and margins; stock price; working capital; capital investments; returns on assets; returns on equity; returns on capital investments; selling, general and administrative expenses; discounted cash flows; productivity; expense targets; market share; cost control measures; strategic initiatives; changes between years or periods that are determined with respect to any of the above-listed performance criteria; net present value; sales volume; cash conversion costs; leverage ratios; maintenance of liquidity; integration of acquired businesses; operational efficiencies; regulatory compliance, including the Sarbanes-Oxley Act of 2002; and economic profit.

PAY VERSUS PERFORMANCE

Pay vs. Performance

The following table sets forth compensation information for our chief executive officer, referred to below as our CEO, and our other named executive officers, or NEOs, for purposes of comparing their compensation to the value of our shareholders’ investments and our net income, calculated in accordance with SEC regulations, for fiscal years 2022 and 2021.

Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for Non-CEO NEOs(3)	Average Compensation Actually Paid to Non-CEO NEOs(4)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return(5)	Net Loss
2022	$710,086	$495,986	$1,826,586	$826,753	$14.87	$(8,311,500)
2021	$1,669,881	$1,255,880	$477,813	$529,831	$81.16	$(26,782,000)

(1)	The dollar amounts reported are the amounts of total compensation reported for our CEO, Robert Berman, in the Summary Compensation Table for fiscal years 2022 and 2021.
(2)

The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for Mr. Berman during the applicable year, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year. See Table below for further information.

(3)

The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our CEO, namely Mr. Hen and Mr. Desharnais for fiscal year 2022 and Mr. Hen and Mr. Hillman for fiscal year 2021. Mr. Desharnais has served as the Company's President since January 17, 2022 and Chief Operating Officer since September 30, 2022.

(4)

The dollar amounts reported represent the average amount of “compensation actually paid”, as computed in accordance with SEC rules, for our NEOs, other than our CEO. The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our CEO in the Summary Compensation Table for fiscal years 2022 and 2021, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year.

(5)

Assumes an investment of $100 on December 31, 2020.  The closing prices of Rekor’s common stock as reported on the NASDAQ, as applicable, on the following trading days were: (i) $8.07 on December 31, 2020; (ii) $6.55 on December 31, 2021; and (iii) $1.20 on December 30, 2022.

To calculate the amounts in the “Compensation Actually Paid to CEO” column in the table above, the following amounts were deducted from and added to (as applicable) our CEO’s “Total” compensation as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for CEO	Reported Value of Equity Awards for CEO(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Compensation Actually Paid to CEO
2022	$710,086	$-	$-	$-	$-	$(214,100)	$495,986
2021	$1,669,881	$(1,000,004)	$174,296	$(53,118)	$279,405	$185,420	$1,255,880

(1)	Represents the grant date fair value of the equity awards to our CEO, as reported in the Summary Compensation Table

To calculate the amounts in the “Compensation Actually Paid to Non-CEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the average “Total” compensation of our Non-CEO NEOs as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for Non-CEO NEOs	Reported Value of Equity Awards for Non- CEO NEOs(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value for Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Compensation Actually Paid to Non-CEO NEOs
2022	$1,826,586	$(1,130,775)	$249,000	$(62,416)	$-	$(55,642)	$826,753
2021	$477,813	$(93,950)	$32,750	$(63,676)	$-	$176,893	$529,831

(1)	Represents the grant date fair value of the equity awards to our Non-CEO NEOs, as reported in the Summary Compensation Table

Relationship between Pay and Performance

With respect to Rekor’s current ownership interests, the majority of such ownership interests, which primarily consist of technology driven businesses, have a history of operating losses and/or limited operating history. In addition, many have incurred substantial costs to develop and market their products, have incurred net losses and cannot fund their cash needs from operations. As provided in Rekor’s Annual Report on Form 10-K, such circumstances, taken together with the principles of accounting for such ownership interests, can result in Rekor’s net income varying considerably from year to year.

Given the stage of Rekor’s lifecycle and the nature of Rekor’s net income, Rekor does not include total shareholder return or net income in its compensation policies. Instead, with respect to the CEO and other Non-CEO NEO’s, compensation primarily includes: (i) base salary and (ii) restricted stock awards that vest and are paid subject to the CEO’s and Non-CEO NEOs continued employment. Since 2019, the Company has principally oriented its compensation policies toward the Company’s success at developing and deploying roadway intelligence products and services, and the development and expansion of its presence in related markets.

COMPENSATION OF REKOR DIRECTORS

The following table provides the total compensation for each person who served as a non-employee member of our Board of Directors during fiscal year 2022, including all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of fiscal year 2022:

	Fees earned or	Restricted stock
	paid in cash	awards	Total
Name	($)	($) (1)	($)
Paul de Bary	$104,750	$218,619	$323,369
Glenn Goord	71,250	218,619	289,869
Richard Nathan, Ph. D.(2)	70,750	218,619	289,369
David Hanlon	71,000	218,619	289,619
Steven D. Croxton	57,000	218,619	275,619

(1) The amounts in the Stock Awards column reflect the aggregate grant date fair value of each RSU award granted during the year ended December 31, 2022, computed in accordance with ASC Topic 718. This calculation assumes that the director will perform the requisite service for the award to vest in full as required by SEC rules. These amounts do not reflect the actual economic value that will be realized by the director upon vesting of the RSUs or the sale of the common stock underlying such RSUs.

(2) Dr. Nathan will retire from the Board at the Annual Meeting.

For the year ended December 31, 2022, our non-employee directors are compensated for their services as follows:

		Board Meeting Fee		Committee Meeting Fee
	Annual Fee	In Person	Telephonic	In Person	Telephonic
Position	($) (1)	($)	($)	($)	($)
Board Member	50,000	1,000	500	500	250
Audit Committee Chair	30,000	1,500	500	500	250
Compensation Committee Chair	10,000	1,500	500	500	250
Governance Committee Chair	15,000	1,500	500	500	250
Nominations Committee Chair	10,000	1,500	500	500	250
Special Committee	-	500	250	500	250
Lead Director	10,000	-	-	-	-

(1) Payments are expected to be made on a quarterly basis.

Directors who are officers or employees of Rekor or its subsidiaries do not receive any compensation for service on our Board, but employee directors will be reimbursed for expenses incurred in attending meetings of our Board or any committees thereof.

Director Stock Ownership Policy

To align the interests of directors with stockholders, in July 2021, the Board of Directors adopted a requirement that each of our directors will be required to own our stock in an amount equal to three (3) times his or her annual cash retainer (excluding any cash retainer for service on any committee). This stock ownership policy  took effect on January 1, 2022. For purposes of our policy, a director’s holdings shall include shares held directly or indirectly and individually or jointly. Our directors are expected to meet this ownership requirement within five years of the later of (a) January 1, 2022 or (b) the date he or she first becomes a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The Governance Committee has responsibility for reviewing and, if appropriate, for approving any related party transactions that would be required to be disclosed pursuant to applicable SEC rules.

As previously disclosed in our Current Report on Form 8-K filed with the SEC on January 18, 2023, we entered into a securities purchase agreement (“SPA”) with certain accredited investors, pursuant to which we agreed to issue and sell to the investors in a private placement transaction (i) up to $15,000,000 in aggregate principal amount of senior secured promissory notes (the “Notes”), and (ii) warrants (the “Warrants”) to purchase up to an aggregate of 7,500,000 shares of our common stock. In connection with the initial closing on January 18, 2023, the Company issued $12,500,000 in aggregate principal amount of Notes and Warrants to purchase 6,250,000 shares of common stock, resulting in proceeds to the Company of $12,500,000 before reimbursement of expenses. We have a material relationship with two of the investors, (i) Robert A. Berman, our Chief Executive Officer and Executive Chairman, and (ii) Arctis Global Master Fund Limited (“Arctis”), an affiliate of Arctis Global, LLC, a 10.51% holder of our common stock based on its Schedule 13G filed with the SEC on February 14, 2023. Mr. Berman and Arctis invested $2,000,000 and $6,500,000, respectively, in connection with the $12,500,000 initial closing of the private placement. The SPA also provides Arctis with the right to designate a director to be seated on the Board for a term expiring at the Company’s 2023 annual meeting of stockholders, at which meeting such director shall be nominated by the Board to stand for election by the Company’s stockholders to serve for a term to expire at the next annual meeting of the stockholders. Arctis has a right to a Board designee for so long as it holds the Notes, and such right may not be sold or transferred to any party not affiliated with Arctis. Mr. Davenport is being nominated for election by our stockholders having been designated by Arctis pursuant to the terms of the SPA.

Other than as described above, since January 18, 2020, there have been no transactions to which the Company was a party in which:

●	The amounts involved exceeded or will exceed the lower of either $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years; and

●

A director, executive officer, holder of more than 5% of the outstanding capital stock of the Company, or any member of such person’s immediate family had or will have a direct or indirect material interest.

Review and Approval, or Ratification of Transactions with Related Parties

Under our Code of Conduct all Company personnel are required to seek review of and obtain approval or ratification of any Company transaction which involves them or certain family members or businesses they have economic interests in. The Charter of our Governance Committee also requires that any transaction with a related person that must be reported under applicable rules of the SEC must be reviewed and either approved, disapproved or ratified by our Governance Committee.

In February 2020, to further implement these requirements, the Board of Directors adopted a Conflict of Interest and Related Parties Transaction Policy upon the recommendation of the Governance Committee. In the case of all directors and senior officers, this policy requires review and approval of such transactions to be obtained by a subcommittee of the Governance Committee, that consists entirely of directors without any personal, business or family interest in the transaction.

Director Independence

Paul de Bary, Richard Nathan, Glen Goord, Steven D. Croxton, David P. Hanlon, Sanjay Sarma and Tim Davenport are each “independent” within the meaning of Nasdaq Rule 5605(b)(1).

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR

ENDING DECEMBER 31, 2023

Effective April 12, 2023 the Audit Committee has appointed Marcum LLP, independent public accountant, to audit our financial statements for the fiscal year ending December 31, 2023. A representative of Marcum LLP is expected to be virtually present at the 2023 Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions.

The Audit Committee retained Marcum LLP as the Company’s independent registered public accounting firm to perform the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2023.

Marcum was originally appointed on September 13, 2022, after Marcum combined with Friedman LLP (“Friedman”), our prior independent registered accounting firm. Services previously provided by Friedman are now provided by Marcum.

Aggregate fees billed or incurred related to the following years for professional services rendered by Marcum and Friedman for 2022 and 2021 are set forth below.

	Year ended December 31,
	2022	2021
	(Dollars in thousands)
Audit fees	$295	$289
Total	$295	$289

Audit Fees for 2022 and 2021 include fees associated with the audits of the annual financial statements and the quarterly reviews of the unaudited interim financial statements included in the Company’s Annual and Quarterly Reports on Form 10-K and 10-Q, respectively. Audit-related fees for 2022 primarily include costs associated with SEC filings and the supplemental audit and disclosure documents.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our principal accountants on a case-by-case basis. Our Audit Committee charter requires approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our principal accountants.

No Appraisal Rights

Under Delaware law, our stockholders are not entitled to appraisal rights with respect to our proposed ratification of the appointment of Marcum LLP as our independent public accountant and we will not independently provide our stockholders with any such rights.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of the Company’s independent public accountant. Abstentions will be counted as votes against this proposal and will have the same effect as a negative vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint the Company’s independent accountant. However, if our stockholders do not ratify the appointment of Marcum LLP as the Company’s independent public accountant for the fiscal year ending December 31, 2023, the Audit Committee may reconsider its appointment.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS INDEPENDENT PUBLIC ACCOUNTANT, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the Company’s stockholders to have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this Proxy Statement of the Company’s executive officers who are named in the Executive Compensation Table (the “Named Executive Officers”). The Company has disclosed the compensation of the Named Executive Officers pursuant to rules adopted by the SEC.

We believe that our compensation policies for the Named Executive Officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory vote, commonly referred to as a “say-on-pay” vote, gives you as a stockholder the opportunity to approve or not approve the compensation of the Named Executive Officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the stockholders of the Company approve all of the compensation of the Company’s executive officers who are named in the Executive Compensation Table of the Company’s 2023 Proxy Statement, as such compensation is disclosed in the Company’s 2023 Proxy Statement pursuant to Item 402 of Regulation S-K, which disclosure includes the Proxy Statement’s Summary Compensation Table and other executive compensation tables and related narrative disclosures.

Because your vote is advisory, it will not be binding on either the Board of Directors or the Company. However, the Company’s Compensation Committee will take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation arrangements. In addition, your non-binding advisory votes described in this Proposal 3 will not be construed: (1) as overruling any decision by the Board of Directors, any board committee or the Company relating to the compensation of the Named Executive Officers, or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any board committee or the Company.

Vote Required

The advisory vote to approve the compensation of our executive officers will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions will be counted as votes against this proposal and will have the same effect as a negative vote. Broker non-votes will not be counted as either votes cast for or against this proposal. While the results of this advisory vote are non-binding, the Compensation Committee of the Board and the Board values the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for executive officers.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTED OFFICERS, AS STATED IN THE ABOVE NON-BINDING RESOLUTION, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the best judgment and in the discretion of the persons voting the proxies.

REKOR SYSTEMS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS – September 14, 2023
AT 1:00 PM EDT TIME

CONTROL ID:
REQUEST ID:

The undersigned hereby appoints Robert A Berman, Chief Executive Officer and Chairman, and Eyal Hen, Chief Financial Officer, as proxy of the undersigned, with power of substitution, to vote all shares held by the undersigned which are entitled to be voted at the Meeting of the Shareholders of Rekor Systems, Inc. (the "Company") to be held September 14, 2023, or such later date or dates as such Annual Meeting date may be adjourned, in person at: 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046, and virtually via a live video webcast on the Internet at: https://agm.issuerdirect.com/rekr, and for the purpose of considering and taking action on the following proposals:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.) **Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on Thursday September 14, 2023** The Notice of the Meeting, Proxy Statement, Proxy Card, Annual Report on Form 10-K are available at www.iproxydirect.com/rekr

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to **202-521-3464.**
INTERNET:	**https://www.iproxydirect.com/REKR**
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE SHAREHOLDERS OF
REKOR SYSTEMS, INC.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ■

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	
Election of Directors.	☐	☐		
Robert Berman			☐	CONTROL ID:
Paul A. de Bary			☐	REQUEST ID:
Glenn Goord			☐	
David Hanlon			☐	
Steven D. Croxton			☐	
Sanjay Sarma			☐	
Tim Davenport			☐	

Proposal 2	FOR	AGAINST	ABSTAIN
Ratify the appointment of Marcun LLP as our independent public accountant for the fiscal year ending December 31, 2023.	☐	☐	☐

Proposal 3	FOR	AGAINST	ABSTAIN
To advise us as to whether you approve the compensation of our named executive officers (Say-on-Pay).	☐	☐	☐

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR ALL PERSONS LISTED IN PROPOSAL 1 AND A VOTE FOR PROPOSALS 2, 3 and 4.

The undersigned hereby revokes any proxy or proxies heretofore given to vote or act with respect to the capital stock of the Company and hereby ratifies and confirms all that the Proxy, or his substitutes, or any of them, may lawfully do by virtue hereof.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ■

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____

____

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2023

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)